Exhibit 99.1

Fusion Increases 2013 Revenue by 39%
Adjusted EBITDA Improves by 161%

NEW YORK, NY – April 1, 2014 - Fusion Telecommunications International, Inc. (OTCQB: FSNN), a provider of integrated cloud solutions, including cloud communications, cloud connectivity and cloud applications (“Fusion” or the “Company”),  today announced financial results for its fiscal fourth quarter and year ended December 31, 2013.

2013 Highlights

●	Increased revenues for the year ended December 31, 2013 by approximately 39% compared to year end 2012.
●
Improved adjusted EBITDA by $5.5 million; generated $2.1 million in positive adjusted EBITDA in the year ended December 31, 2013 compared to adjusted EBITDA loss of $3.4 million for the year ended December 31, 2012.

●	Significantly improved consolidated gross margin, which increased to 30.5% for the year ended December 31, 2013 compared to 15.0% for the year ended December 31, 2012
●	Gross margin for the Business Services segment increased to 51.0% compared to 46.8% in 2012.
•	Churn rate at year end 2013 was 1.1%.
●	ARPU was $545 at the end of 2013.
●	Raised approximately $45.5 million, comprised of approximately $20.0 million in equity and $25.5 million in term debt.
●	Ended 2013 with approximately 10,900 customers compared with approximately 3,500 customers at the end of 2012.
●	Improved balance sheet, with shareholders’ equity increasing to $7.0 million at the end of 2013 from a deficit of $6.1 million at the end of 2012.
●
Completed the acquisition of select cloud services assets from Broadvox, LLC on December 31, 2013, adding business customers, active distribution partners and experienced employees to expand sales, marketing and support.

●	Ended 2013 with approximately $6.2 million in cash.

Commenting on the results, Matthew Rosen, Fusion’s Chief Executive Officer said, “The year 2013 was transformational for our company.  We successfully completed our second acquisition in a little over a year, furthering our strategy of complementing organic growth with targeted acquisitions that enable us to more rapidly scale while improving performance.  This milestone year also marked our achievement of positive adjusted EBITDA, generating an improvement of approximately $5.5 million over 2012.  Over 39% increase in consolidated revenue growth, combined with significant increases in gross margin, brings us closer to achieving our goal of becoming the most successful provider of cloud solutions in a rapidly growing market.  Leveraging the significant synergies of our newest acquisition, we look forward to fully integrating under one revitalized Fusion brand. In the coming months, we will be launching a new logo and new website, reflecting one vision, one mission and one purpose:  to drive our customers’ and partners’ success with advanced, yet proven cloud solutions, delivered with industry-leading service and support.”

Don Hutchins, Fusion’s President and Chief Operating Officer continued, “Our most recent acquisition has delivered the additional resources required to fuel our organic growth, while providing a strong platform for future acquisitions of cloud services companies.  These two essential elements of our growth strategy, organic growth and targeted M&A activity, are complemented by increasing market verticalization efforts, which we believe will further differentiate our service suite and allow us to deliver specialized solutions that meet the increasingly complex needs of key industries.  Fusion is focused on becoming our business customers’ single source for leveraging the increasing power of the cloud, and delivering an integrated package of what we believe are the essential services for their successful migration to and use of the cloud.  We are gratified by the continued loyalty of our partners and customers, who have come to rely on Fusion’s leading edge cloud solutions to enhance their ability to communicate, collaborate and compete.”

Fourth Quarter Results

Fusion reported consolidated revenues of $16.3 million for the quarter ended December 31, 2013, an increase of $3.7 million, or 29.5%, from the fourth quarter of 2012.  Revenues from Fusion’s Business Services segment of $7.6 million in the fourth quarter of 2013 represents a $2.5 million increase, or 50.0%, compared to the same period of a year ago, and reflects a full quarter of revenue attributable to Network Billing Systems, LLC (“NBS”), which the Company acquired on October 29, 2012.  The Company’s Carrier Services revenue for the fourth quarter increased by $1.2 million, or 15.6%, from the fourth quarter of 2012, mainly due to an increase in the volume of traffic terminated over its network.

The Company’s consolidated gross margin increased to 30.0% for the fourth quarter of 2013, as compared to 24.5% for the fourth quarter of 2012.  The Business Services segment gross margin improved to 52.1%, compared with 50.0% in the same period of a year ago.  The gross margin for the Carrier Services segment increased to 10.5% in the fourth quarter of 2013, from 7.3% in the fourth quarter of 2012.

Net loss for the fourth quarter was $3.0 million, or ($0.01) per share, as compared to a net loss of $1.6 million, or ($0.01) per share in the same period of a year ago, an increase of 92%. The net loss in the fourth quarter of 2013 includes $0.8 million in transaction costs related to the Company’s acquisition of the Broadvox cloud services business on December 31, 2013, a gain on the change in fair value of the Company’s derivative liability of $0.1 million, as compared to $0.8 million in 2012, as well as non-recurring compensation charges of $0.5 million.

Adjusted EBITDA (earnings (loss) before interest, taxes, depreciation, amortization and specific non-recurring and non-cash adjustments) for the fourth quarter of 2013 was $0.6 million, as compared to an adjusted EBITDA loss of $0.6 million in the fourth quarter of 2012, which represents an improvement of approximately 200%.  The increase in adjusted EBITDA is primarily attributable to the inclusion of NBS’ results for the full quarter in 2013 and to the revenue and margin improvements within the Company’s Carrier Services business segment.

Full Year 2013 Results

Fusion reported consolidated revenues of $61.5 million for the year ended December 31, 2013, an increase of $17.2 million, or 38.9%, from the year ended December 31, 2012.  Revenues from Fusion’s Business Services segment increased by approximately $23.6 million, or 344%, to $30.4 million for the year ended December 31, 2013, as compared to $6.8 million for the year ended December 31, 2012.  Substantially all of the increase is due to the acquisition of NBS on October 29, 2012.  The Company’s Carrier Services revenue for the year ended December 31, 2013 decreased by $6.3 million, or 16.9%, from the year ended December 31, 2012, mainly due to a decrease in the volume of traffic terminated, as well as a lower blended rate per minute of traffic terminated.

Fusion’s revenue mix has shifted significantly toward the higher margin Business Services segment.  As a result, the Company’s consolidated gross margin increased to 30.5% in the year ended December 31, 2013, as compared to 15.0% for the same period of 2012, due to an increased contribution from the higher margin Business Services segment, which generated a gross margin of 51.0% in the year ended December 31, 2013, compared with a 46.8% gross margin in the same period of a year ago.  The improvement in Business Services gross margin reflects a full year of operating results of NBS, which generates substantially higher margins than the Company’s pre-acquisition Business Services segment.  The gross margin for the Carrier Services segment increased to 10.5% for the year ended December 31, 2013 from 9.1% in the prior year.  The increase is mainly due to an emphasis on more profitable bi-lateral customer/vendor relationships and to business interruption proceeds received in 2013 as a result of Hurricane Sandy, which occurred in October of 2012.

Net loss for the year ended December 31, 2013 was $5.1 million, or ($0.02) per share, as compared to a net loss of $5.2 million and ($0.03) per share in the same period of a year ago, a decrease of 2.4%. The net loss in 2013 reflects a $1.3 million decrease in operating loss, as well as a one-time $2.9 million non-cash gain that was effectively offset by increases in interest expense of $2.0 million, and certain non-cash charges of $2.2 million.

Adjusted EBITDA for the year ended December 31, 2013 improved by approximately 161% to $2.1 million, as compared to an adjusted EBITDA loss of $3.4 million for the year ended December 31, 2012, with the increase being attributable to the inclusion of NBS’ results for the full year in 2013.

At December 31, 2013, the Company had working capital and stockholders’ equity of $1.8 million and $7.0 million, respectively, as compared to a working capital deficit and stockholders’ deficit of $8.3 million and $6.1 million, respectively, at December 31, 2012.  During 2013, we raised approximately $20.0 million of cash, net of offering expenses, through the sale of common and preferred stock and warrants, as well as $25.5 million through the sale of senior notes.  In addition, approximately $3.0 million of related party indebtedness was converted into equity.  Our cash on hand at December 31, 2013 was $6.2 million, as compared to $0.5 million at December 31, 2012.

Use of Non-GAAP Financial Measurements:

The Company believes that EBITDA (earnings before interest, taxes, depreciation and amortization) is useful to investors because it is commonly used in the cloud communications industry to evaluate companies on the basis of operating performance and leverage. The Company also believes that EBITDA provides investors with a measure of the Company's operational and financial progress that corresponds with the measurements used by management as a basis for allocating resources and making other operating decisions. Adjusted EBITDA provides an adjusted view of EBITDA that takes into account certain significant non-recurring transactions, if any, such as impairment losses and expenses associated with pending acquisitions, which vary significantly between periods and are not recurring in nature, as well as certain recurring non-cash charges such as stock-based compensation.  Although the Company uses adjusted EBITDA as one of several financial measures to assess its operating performance, its use is limited as it excludes certain significant operating expenses. EBITDA and adjusted EBITDA are not intended to represent cash flows for the period presented, nor have they been presented as an alternative to operating income or as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).  In accordance with SEC Regulation G, the non-GAAP measurements in this press release have been reconciled to the nearest GAAP measurement, which can be viewed under the heading "Reconciliation of Net Loss to EBITDA and Adjusted EBITDA", immediately following the Consolidated Balance Sheets included in this press release.

Fusion Telecommunications International, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues	$16,286,193	$12,573,404	$61,496,620	$44,287,509
Cost of revenues, exclusive of depreciation and
amortization, shown separately below	11,406,312	9,489,575	42,717,176	37,662,371
Gross profit	4,879,881	3,083,829	18,779,444	6,625,138
Depreciation and amortization	937,862	712,187	3,571,974	998,789
Selling general and administrative expenses	5,692,372	3,913,689	18,756,325	10,438,967
Total operating expenses	6,630,234	4,625,876	22,328,299	11,437,756
Operating loss	(1,750,353)	(1,542,047)	(3,548,855)	(4,812,618)
Other (expenses) income:
Interest expense	(645,310)	(459,833)	(2,638,249)	(623,460)
Loss on extinguishment of debt	(662,709)	(335,315)	(1,105,283)	(335,315)
(Loss) gain on change in fair value of derivative liability	134,582	799,500	(598,292)	799,500
Other expenses, net	(5,502)	(55,426)	(22,997)	(276,695)
Total other expenses	(1,178,939)	(51,074)	(4,364,821)	(435,970)
Gain on extinguishment of accounts payable	-	-	2,883,660	-
Loss from continuing operations before taxes	(2,929,292)	(1,593,121)	(5,030,016)	(5,248,588)
Provision for income taxes	50,000	-	51,887	-
Loss from continuing operations	(2,979,292)	(1,593,121)	(5,081,903)	(5,248,588)
Discontinued operations:
Income from discontinued operations	-	41,345	-	41,345
Net Loss	(2,979,292)	(1,551,776)	(5,081,903)	(5,207,243)
Preferred stock dividends in arrears	(101,451)	(101,451)	(402,497)	(403,600)
Net loss applicable to common stockholders:	$(3,080,743)	$(1,694,572)	$(5,484,400)	$(5,652,188)

Basic and diluted loss per common share:	$(0.01)	$(0.01)	$(0.02)	$(0.03)
Weighted average common shares outstanding:
Basic and diluted	303,422,763	174,525,236	225,027,351	166,726,031

Fusion Telecommunications International, Inc.
Consolidated Balance Sheets

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$6,176,575	$543,214
Accounts receivable, net	5,828,389	2,924,302
Prepaid expenses and other current assets	2,704,787	1,001,449
Total current assets	14,709,751	4,468,965
Property and equipment, net	11,193,355	2,748,062
Other assets:
Security deposits	585,083	439,741
Restricted cash	1,163,872	1,026,326
Goodwill	5,124,130	2,406,269
Intangible assets, net	35,048,818	15,396,117
Other assets	1,125,652	582,947
Total other assets	43,047,555	19,851,400
TOTAL ASSETS	$68,950,661	$27,068,427

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Notes payable - non-related parties	$625,000	$208,333
Notes payable - related parties	310,714	639,286
Equipment financing obligations	245,138	136,392
Escrow payable	295,000	-
Accounts payable and accrued expenses	11,161,550	10,579,496
Related party payable	226,148	1,159,573
Current liabilities from discontinued operations	55,000	55,000
Total current liabilities	12,918,550	12,778,080
Long-term liabilities:
Notes payable - non-related parties, net of discount	36,788,987	14,475,747
Notes payable - related parties	1,478,081	4,492,136
Equipment financing obligations	167,614	102,071
Derivative liability	10,515,472	1,066,000
Other long-term liabilities	131,627	266,132
Total liabilities	62,000,331	33,180,166
Commitments and contingencies
Stockholders' equity (deficit):
Preferred stock, $0.01 par value, 10,000,000 shares authorized,
23,525 and 11,907 shares issued and outstanding	235	119
Common stock, $0.01 par value, 550,000,000 shares authorized,
303,833,242 and 178,250,533 shares issued and outstanding	3,038,331	1,782,504
Capital in excess of par value	163,648,034	146,760,005
Accumulated deficit	(159,736,270)	(154,654,367)
Total stockholders' equity (deficit)	6,950,330	(6,111,739)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$68,950,661	$27,068,427

Fusion Telecommunications International, Inc. and Subsidiaries
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net loss	$(2,979,292)	$(1,551,776)	$(5,081,903)	$(5,207,244)
Income from discontinued operations		(41,345)	-	(41,345)
Interest expense and other financing costs	695,709	559,721	2,864,511	958,391
Provision for income taxes	50,000	-	51,887	-
Depreciation and amortization	937,862	712,187	3,571,974	998,789
EBITDA	(1,295,721)	(321,213)	1,406,469	(3,291,409)
Acquisition transaction expenses	782,056	53,109	821,671	223,090
Loss on extinguishment of debt	662,709	335,315	1,105,283	335,315
Gain on extinguishment of accounts payable	-	-	(2,883,660)	-
Change in fair value of derivative liability	(134,582)	(799,500)	598,292	(799,500)
One-time executive compensation	542,500	-	717,500	-
Other one-time items	-	7,483	44,090	(90,658)
Stock-based compensation expense	90,523	99,069	296,079	199,755
Adjusted EBITDA	$647,485	$(625,737)	$2,105,724	$(3,423,407)

Forward Looking Statements:

Statements in this press release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may”, “expect”, “anticipate”, “intend”, “estimate” or “continue” or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. This disclosure highlights some of the important risks regarding the Company’s business. The primary risk is the Company’s ability to raise new and continued capital to execute its comprehensive business strategy. Additional risks include uncertainties associated with the integration of businesses following an acquisition; the Company’s ability to comply with its senior debt agreements; concentration of revenue from one source; competitors with broader product lines and greater resources; emergence into new markets; natural disasters, acts of war, terrorism or other events beyond the Company’s control; the termination of any of the Company’s significant contracts or partnerships; the Company’s inability to maintain working capital requirements to fund future operations; the Company’s ability to attract and retain highly qualified management, technical and sales personnel; and the other factors identified by us from time to time in the Company’s filings with the Securities and Exchange Commission, which are available through http://www.sec.gov.  However, the reader is cautioned that our future performance could also be affected by risks and uncertainties not enumerated above.

About Fusion

Fusion is a leading provider of integrated cloud solutions to small, medium and large businesses. Fusion’s advanced, high availability service platform enables the integration of leading edge solutions in the cloud, including cloud voice, cloud connectivity, and cloud applications such as storage and security.  Fusion’s innovative yet proven cloud solutions lower our customers’ cost of ownership, and deliver new levels of security, flexibility, scalability and speed of deployment. For more information, please visit www.fusiontel.com.

Company
Laura Nadal
212-389-9720
lnadal@fusiontel.com